Exhibit 99.1

FOSSIL GROUP, INC. PROVIDES COVID-19 BUSINESS UPDATE

Richardson, TX, March 17, 2020 (GLOBE NEWSWIRE) - Fossil Group, Inc. (NASDAQ: FOSL) (the “Company” or “Fossil Group”) today provided the following business update regarding COVID-19.

We are extremely concerned about the health issues and uncertainty that COVID-19 is causing globally. We must all take great care and exercise caution during this time and Fossil is doing its part to protect our communities, customers and team members. As a result, we are closing all our stores in North America, as well as a substantial number of stores in Europe based on local government guidelines, through March 28th. We will continue to pay our store teams throughout that time period. Our Asia Pacific stores are currently operating. Our online stores will remain open and available at fossil.com. For service and support, please contact us at fossil@fossil.com or (800) 449-3056.

To further safeguard our employees and communities outside of our store environment, we have enabled employees to work from home where possible. For roles that require employees to be on-site, we are practicing social spacing, modifying work schedules to reduce density and increasing sanitizing standards.

Due to heightened uncertainty surrounding COVID-19, we are withdrawing our first quarter and full year 2020 financial guidance issued on February 26, 2020. We expect to provide a further update during our first quarter 2020 earnings conference call.

Safe Harbor

Certain statements contained herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: the effect of worldwide economic conditions; the impact of the coronavirus; significant changes in consumer spending patterns or preferences; interruptions or delays in the supply of key components; acts of war or acts of terrorism; changes in foreign currency valuations in relation to the U.S. dollar; lower levels of consumer spending resulting from a general economic downturn or generally reduced shopping activity caused by public safety or consumer confidence concerns; the performance of our products within the prevailing retail environment; customer acceptance of both new designs and newly-introduced product lines, including risks related to the expanded launch of connected accessories; financial difficulties encountered by customers; the effects of vigorous competition in the markets in which we operate; compliance with debt covenants and other contractual provisions; risks related to the success of our restructuring programs; the termination or non-renewal of material licenses, foreign operations and manufacturing; changes in the costs of materials, labor and advertising; government regulation and tariffs; our ability to secure and protect trademarks and other intellectual property rights; and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  Readers of this release should consider these factors in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein.  The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Fossil Group, Inc.

Fossil Group, Inc. is a global design, marketing, distribution and innovation company specializing in lifestyle accessories. Under a diverse portfolio of owned and licensed brands, our offerings include fashion watches, jewelry, handbags, small leather goods and wearables. We are committed to delivering the best in design and innovation across our owned brands, Fossil, Michele, Misfit, Relic, Skagen and Zodiac, and licensed brands, Armani Exchange, BMW, Chaps, Diesel, DKNY, Emporio Armani, kate spade new york, Michael Kors, PUMA and Tory Burch. We bring each brand story to life through an extensive distribution network across numerous geographies, categories and channels. Certain press release and SEC filing information concerning the Company is also available at www.fossilgroup.com.

Investor Relations:	Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com